MILLER ENERGY RECEIVES NOTICE FROM NYSE REGARDING CONTINUED LISTING REQUIREMENTS

HOUSTON, TX-(May 12, 2015) - Miller Energy Resources, Inc. (NYSE: MILL) (“Miller Energy” or the “Company”) announced today that it received a notice on May 6, 2015 from NYSE Regulation, Inc. regarding the Company’s compliance with the continued listing requirements of the New York Stock Exchange Inc. (“NYSE”). The Company is below compliance with respect to a rule requiring that NYSE-listed companies maintain an average market capitalization and stockholders' equity greater than $50 million over a 30 trading-day period. The Company intends to notify the NYSE of its intent to regain compliance with this rule.

Under NYSE listing standards, the Company will have 45 days from the date of the notice to submit a plan to the NYSE demonstrating the Company’s ability to regain compliance with the applicable rule within 18 months. Following receipt of the plan, the NYSE will have 45 days to review and evaluate it. If the NYSE accepts the plan, the Company will be subject to quarterly monitoring for compliance with its terms. If the NYSE does not accept the plan, the Company will be subject to suspension and delisting proceedings. During the 18-month cure period, the Company's shares will continue to be listed and traded on the NYSE subject to its compliance with other NYSE continued listing standards. The Company will continue to work directly with the NYSE to make sure they are aware of the Company's progress.

In addition to this market capitalization requirement, as previously reported, the price of the Company’s common stock has also fallen below the NYSE’s continued listing standards. A company is considered to be below compliance standards if the average closing price of a security as reported on the NYSE is less than $1.00 over a consecutive 30 trading-day period. The Company has notified the NYSE of its intent to regain compliance with this rule within the six-month cure period allowed by the NYSE listing standards.

The NYSE notification does not affect the Company’s business operations or its SEC reporting requirements.

About Miller Energy Resources
Miller Energy Resources, Inc. is an oil and natural gas production company focused on Alaska. The Company has a substantial acreage, reserve, and resource position in the State, significant midstream and rig infrastructure to support production, and 100% working interest in and operatorship of most of its assets. Miller Energy has two over-arching objectives: first, to be a long-term participant in the State’s E&P industry and in responsibly developing Alaska’s oil and gas resources; second, as the only public pure-play Alaska E&P, to be a straightforward vehicle for investors to participate in that development. Miller Energy manages its operations from Anchorage with additional administrative offices in the lower 48. The Company's common stock is listed on the NYSE under the symbol MILL. More information on Miller Energy can be found at www.millerenergyresources.com.
Statements Regarding Forward-Looking Information
Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "should," "may," "will," "continue," "strategy," "position," "opportunity," statements regarding the "flexibility" of the Company or the negative of any of those terms or other variations of them or by comparable terminology. A discussion of these risk factors is included in the Company's periodic reports filed with the SEC.

Investor Relations Contact

Derek Gradwell
SVP Natural Resources
MZ Group North America
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us